UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 20, 2019

CB FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-36706	51-0534721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Market Street, Carmichaels, Pennsylvania	15320
(Address of Principal Executive Offices)	(Zip Code)

(724) 966-5041
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.4167 per share	CBFV	The Nasdaq Stock Market, LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.  [ X ]

Item 8.01. Other Events.

On November 20, 2019, the Board of Directors of CB Financial Services, Inc. (the “Company”) authorized the repurchase of up to $5 million of the Company’s outstanding common stock, which represents approximately 3.2% of the outstanding shares based on the Company’s closing stock price on November 19, 2019.  The Company intends to conduct any repurchases through open market transactions (which may be by means of a trading plan adopted under SEC Rule 10b5-1) or in privately negotiated transactions, subject to market conditions and other factors.  There is no guarantee as to the exact number of shares that the Company may repurchase. The repurchase authorization is effective November 25, 2019 and authorized through November 24, 2020.

In addition, the Company announced that its Board of Directors declared a cash dividend on the Company’s outstanding shares of common stock. The dividend of $0.24 per share will be paid on or about December 16, 2019 to stockholders of record as of the close of business on December 6, 2019.

For additional information, reference is made to the Company’s press release dated November 20, 2019, which is attached hereto as an exhibit and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Number	Description

99.1	Press Release dated November 20, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB FINANCIAL SERVICES, INC.

Date: November 20, 2019	By:	/s/ Jamie L. Prah
Jamie L. Prah
Executive Vice President and Chief Financial Officer